UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California	92503-5527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The Company’s secured credit facility with a syndicate of lenders led by Bank of America, as agent, was amended on May 25, 2007 to reset the financial performance covenant in the facility at levels that the Company currently expects will be achieved given prevailing market conditions. Furthermore, the Company agreed to maintain an additional $5 million in supplemental real estate collateral for the benefit of the syndicate. The financial performance covenant is tested only in the event that the Company’s liquidity falls below certain established limits.  The Company anticipates that it will continue to meet these established limits for at least the next 12 months. The amendment is filed herewith as Exhibit 10.1.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

First Amendment to Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) dated as of May 25, 2007, by and among Fleetwood Enterprises, Inc., (“Fleetwood”) Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof collectively, “Borrowers”), the banks and other financial institutions signatory thereto that are parties as Lenders (the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2007

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Its:	Senior Vice President, General Counsel & Secretary